Exhibit 99




                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 11-K

      (Mark One)

      [X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                  For the fiscal year ended August 31, 1998

                                      OR

      [  ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

      For the transition period from                 to
                                     ---------------    ---------------

      Commission file number              1-7573
                             ------------------------------------------

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   PARKER DRILLING COMPANY STOCK BONUS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                            PARKER DRILLING COMPANY
                            8 East Third Street
                            Tulsa, Oklahoma  74103

                            PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

                   REPORTS ON AUDITS OF FINANCIAL STATEMENTS
                          AND SUPPLEMENTAL SCHEDULES

                 For the Years Ended August 31, 1998 and 1997

                            PARKER DRILLING COMPANY
                               STOCK BONUS PLAN
                                     INDEX

                                                                      Page
                                                                      ----

Report of Independent Accountants                                      2

Financial Statements:

  Statement of Net Assets Available for Benefits
   at August 31, 1998 and 1997                                         3

  Statement of Changes in Net Assets Available
   for Benefits for the Years Ended
   August 31, 1998 and 1997                                            4

  Notes to Financial Statements                                        5


                                                 Schedules
                                                 ---------
Supplemental Schedules:

  Item 27a - Schedule of Assets Held for
   Investment Purposes at August 31, 1998        I                     14

  Item 27d - Schedule of Reportable Transactions
   for the Year Ended August 31, 1998            II                    15

  Item 27f - Schedule of Prohibited Transactions
   for the Year Ended August 31, 1998            III                   16




                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Stock Bonus Plan Committee
Parker Drilling Company Stock Bonus Plan

In our opinion, the accompanying statement of net assets available for benefits of the Parker Drilling Company Stock Bonus Plan and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Parker Drilling Company Stock Bonus Plan at August 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of the Parker Drilling Company Stock Bonus Plan are presented for the purposes of complying with the Department of Labor's Rules & Regulations for Reporting and Disclosure under the Employee Retirement Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.




                                          By:  /s/ PricewaterhouseCoopers LLP
                                               PricewaterhouseCoopers LLP

December 9, 1998


                            PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                    ASSETS
                                    ------
                                                          August 31,
                                                  ----------------------------
                                                      1998           1997
                                                  ------------    ------------
Investments:
  Common stock of Parker Drilling Company at
    market value - 1,352,669 shares
    (cost $9,300,329) and 1,130,387 shares
    (cost $6,943,623) in 1997                     $  5,471,953    $ 14,913,697
  Other investments at market value (Note 2)        19,937,451      18,312,632
                                                  ------------    ------------
  Total investments                                 25,409,404      33,226,329
                                                  ------------    ------------

Receivables:
  Employer matching contribution                       120,439         106,120
  Employee salary reduction contribution               151,168         137,664
                                                  ------------    ------------


  Total receivables                                    271,607         243,784

Total assets                                        25,681,011      33,470,113
                                                  ------------    ------------

Net assets available for benefits                 $ 25,681,011    $ 33,470,113
                                                  ------------    ------------
                                                  ------------    ------------


  The accompanying notes are an integral part of these financial statements.

                              PARKER DRILLING COMPANY
                                 STOCK BONUS PLAN

             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                              For the
                                                       Years Ended August 31,
                                                 -------------------------------
                                                       1998              1997
                                                 -------------      ------------
Contributions:
  Employer                                        $  1,181,819      $    803,203
  Employee salary reduction                          2,869,320         2,558,164
Rollover contribution                                  113,454         1,513,884
Interest and dividend income                         1,986,157           768,724
Net appreciation (depreciation) in the fair
  value of investments                             (12,075,880)        9,416,953
Distributions                                       (1,863,972)       (1,557,502)
                                                  ------------      ------------

Net increase (decrease)                             (7,789,102)       13,503,426

Net assets available for benefits at beginning
  of year                                           33,470,113        19,966,687
                                                  ------------      ------------

Net assets available for benefits at end of year  $ 25,681,011      $ 33,470,113
                                                  ------------      ------------
                                                  ------------      ------------


The accompanying notes are an integral part of these financial statements.

                              PARKER DRILLING COMPANY
                                 STOCK BONUS PLAN

                           NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS

  On September 1, 1980, Parker Drilling Company (the "Company") adopted the Parker Drilling Company Profit Sharing Plan. Effective September 1, 1985, the name of the plan was changed to the Parker Drilling Company Stock Bonus Plan (the "Plan").

GENERAL - The Plan is a voluntary defined contribution plan for the benefit of eligible employees of Parker Drilling Company and its participating affiliates (the "Company"). The Plan is intended to constitute a qualified profit sharing plan, and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The following description of the Plan provides only general information. Participants should refer to the Summary Plan Description or the Plan document for a more complete description of the Plan's provisions.

  The following are the Plan's current investment funds. The Plan does not require collateral to support the financial instruments within the funds. All of these funds are available for participant investment elections.

      COMPANY STOCK INVESTMENT OPTION - PARKER DRILLING COMPANY STOCK - Contributions are invested in the Parker Drilling Company Stock Fund. The Trustee will acquire these shares either from Parker Drilling Company or other sources at the prevailing price on the New York Stock Exchange or in the open market. The number of shares acquired with employee contributions will be determined by the average price plus transaction cost of all shares acquired by the Trustee with participant contributions made during that payroll period.

      GROWTH EQUITY INVESTMENT OPTION - TWENTIETH CENTURY GROWTH
INVESTORS - Growth Investors is an equity fund that seeks capital growth over time by investing in common stocks considered by the fund management to have better-than-average prospects for appreciation.

                            PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued

      AGGRESSIVE EQUITY INVESTMENT OPTION - TWENTIETH CENTURY ULTRA INVESTORS - Ultra Investors is an aggressive equity fund that seeks capital growth over time by investing in common stocks considered by the fund management to have a better-than-average prospect for appreciation. Its aggressive investment strategy tends to increase both its share price volatility and its growth potential over time.

      STABLE VALUE INVESTMENT OPTION - BENHAM PRIME MONEY MARKET FUND - Benham Prime Money Market Fund seeks the highest level of current income consistent with preservation of capital. It buys high quality U.S. dollar-denominated money market instruments and other short-term obligations of banks, governments and corporations. It is designed to protect investors from variations in principal value while providing modest income.

      FIXED INCOME INVESTMENT OPTION - BENHAM GNMA INCOME FUND - Benham GNMA Income Fund seeks to provide a high level of current income consistent with safety of principal and investment liquidity by investing primarily in mortgage-backed Ginnie Mae certificates.

      BALANCED INVESTMENT OPTION - MAS FUNDS MULTI-ASSET CLASS PORTFOLIO
- MAS Funds Multi-Asset Class Portfolio seeks to achieve above average total return by investing in diverse asset classes (domestic stocks and bonds, international stocks and bonds, and high-yield bonds) relative to the appropriate benchmarks and returns of similarly managed funds.

      S&P INDEX INVESTMENT OPTION - BARCLAYS EQUITY INDEX - Equity Index seeks the long-term capital appreciation potential of large capitalization blue chip stocks while minimizing risk through broad diversification. The fund invests in Barclays Global Investors' Equity Index Fund E, a highly diversified portfolio of the stocks included in the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index).

      SCHWAB PERSONAL CHOICE RETIREMENT ACCOUNT INVESTMENT FUND - Participants have the option to transfer funds into a Schwab Money Market Account and to make investment decisions as to how they want Schwab to invest these funds. The participant must invest at least $1,000 and cannot invest more than 50% of the aggregate fair market value of their account on the trade date. No withdrawals or loans are funded by this account and fees and expenses for investments made by Schwab are charged to the participant's account.

                            PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued


      PARTICIPANT LOANS - Effective September 1, 1996, a loan feature was added to the Plan which allows participants to borrow up to 50% of their total vested account balance, subject to a minimum and maximum borrowing limit of $1,000 and $50,000, respectively. Loans to participants are made over a maximum period of 60 months or for any period not to exceed 120 months if the purpose of the loan is to acquire the Participant's principal residence. The interest rate is the prime rate plus one percentage point.

ELIGIBILITY - All employees of Parker Drilling Company and subsidiaries (the "Company"), other than employees covered by certain collective bargaining agreements, leased employees and employees who are not citizens of the United States (except for certain resident aliens), are eligible to participate in the Plan following the completion of one year of service with the Company.

ROLLOVER CONTRIBUTION - During 1997 and 1998, as a result of an acquisition, rollover contributions qualifying under Code Section
401(a)(31) were made to the Plan.

BENEFITS - Unless a participant elects to defer payment of his or her benefits until a later date, the participant will receive a lump sum payment of his or her entire nonforfeitable interest in the Plan as soon as administratively feasible in which the later of the following events occurs:

(a)   The participant reaches normal retirement date, or

(b)   The participant terminates employment with the Company.

      Benefits related to participants who elected to withdraw from the Plan prior to August 31, 1998, but received distributions subsequent to year end totaled $266,169.

CONTRIBUTIONS - Salary reduction contributions and employer matching contributions are accrued in the period the Company makes payroll deductions from plan participants.

      Profit sharing contributions from the Company are accrued when authorized by the Board of Directors.

      All contributions are subject to the provisions of the Internal Revenue Code and are received in the month following the month in which they were authorized.

                         PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                      NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued

EMPLOYER'S CONTRIBUTION - MATCHING - The Company currently matches participant contributions dollar for dollar up to 3% of his/her eligible earnings. Matching contributions are credited to participant accounts as of each valuation date and are invested in common stock of the Company. Valuation dates are as of the date contributions are received by the Trustee.

EMPLOYER'S CONTRIBUTION - PROFIT SHARING CONTRIBUTIONS - The employer's contributions to the Plan are discretionary and are determined annually by the Board of Directors of the Company. At August 31st of each year, the employer's contributions are allocated to each active participant's account based on the ratio of the participant's compensation for the Plan year to the total of active participants' compensation for the Plan year.

      The Board of Directors of the Company has not exercised its discretion to make a profit sharing contribution for fiscal year 1998 and 1997.

PARTICIPANTS' SALARY REDUCTION CONTRIBUTIONS - Eligible participants are not required to contribute to the Plan; however, they may elect to make voluntary contributions not to exceed 15 percent of their eligible earnings. Such voluntary contributions may be withdrawn from the Plan under hardship conditions approved by the Stock Bonus Plan Committee (the "Committee").

PLAN ASSETS - All Plan assets are maintained in a trust administered by Chase Manhattan Bank. The trustee has authority to invest trust funds, subject to the provisions of the trust agreement.

PLAN INCOME - Plan income or losses are allocated to all participants in the ratio that each participant's account bears to the total of all participant accounts.

      During 1998 and 1997, certain administrative costs and expenses of the Plan were paid by Parker Drilling Company. These costs totaled $51,964 and $43,674 for the Plan years ended August 31, 1998 and 1997, respectively.

VESTING - Participants are always 100% vested in the value of contributions they have made to their accounts and the related income, however, as of September 1, 1996, as a result of a plan amendment, all participants in the Plan became 100% vested for employer matching and profit sharing contributions and related income.

                         PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                      NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued


FORFEITURES AND TERMINATIONS - The portion of a participant's matching and profit sharing account which is not vested will become a forfeiture in the year the terminated participant receives payment of the vested portion of their accounts. If the participant did not receive a distribution of the vested portion of his account, or if the participant was not vested, the nonvested portion of the participant's account will be forfeited after the participant has had a break of service of five years. The portion which was forfeited will be reinstated to the participant's account if he resumes employment before a break in service of five years and if he repays in one sum the amounts which were distributed to the participant since he terminated employment. If the participant is re-employed after a break in service of five years, the nonvested portion of the participant's account will not be reinstated and he will not be able to repay to the Plan the prior distribution.

      The forfeitures relating to the employer's matching and profit sharing portions not used to pay Plan expenses are allocated to the remaining participants in the same manner as the employer's contributions mentioned above. For the years ended August 31, 1998 and 1997, the amount of Company-matched forfeitures allocated to the remaining participants were $23,551 and $0, respectively. The amount of Company profit sharing forfeitures during fiscal 1998 was $11,752.

      Upon retirement, death or disability, participants become fully vested in the value of their accounts.

AMENDMENT AND TERMINATION OF THE PLAN - The Plan can be amended or terminated by the Company at any time. In the event the employer elects to terminate the Plan, participants will become 100% vested in the value of their accounts.

DISTRIBUTIONS - Employees may elect to receive distributions from the Plan in cash or Parker Drilling Company Stock with cash distributed for fractional shares.

INVESTMENT VALUATION - Investments in mutual funds traded on a national securities exchange are valued at the closing sales price on the last business day of the period. Parker Drilling Company stock has been valued at the closing price on the last business day of the period according to the national securities exchange on which it is traded.

                         PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                      NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued


INVESTMENT TRANSACTIONS - Purchases and sales of securities are reported on a trade-date basis. Gains or losses on sales of investments are determined on the first-in, first-out basis. Dividend income is reported on the ex-dividend date. Interest income is recorded as earned.

      The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments, which consists of realized gains and losses and the unrealized appreciation (depreciation) on investments.

ACCOUNTING ESTIMATES - The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                                        PARKER DRILLING COMPANY
                                           STOCK BONUS PLAN

                                     NOTES TO FINANCIAL STATEMENTS
2.    INVESTMENTS

      Plan investments are summarized as follows at August 31:

                                                  1998                            1997
                                     ------------------------------  -------------------------------
                                         Market                          Market
                                         Value             Cost          Value             Cost
                                     -------------    -------------  -------------     -------------

Parker Drilling Company
 common stock                        $  5,471,953<1>  $  9,300,329   $ 14,913,697<1>    $  6,943,623
                                     ------------     ------------   ------------       ------------
Other investments
 Twentieth Century Growth Investors     4,469,923<1>     3,921,180      4,479,251<1>       3,433,179
 Twentieth Century Ultra Investors      2,868,730<1>     3,012,837      2,585,237<1>       2,209,954
 Benham Prime Money Market Fund         4,515,373<1>     4,515,373      4,146,457<1>       4,146,457
 Benham GNMA Income Fund                1,366,960        1,343,398      1,252,090          1,240,556
 MAS Funds Multi-Asset Class Portfolio  2,308,379<1>     2,426,609      2,365,404<1>       2,170,658
 Barclays Equity Index                  2,534,724<1>     2,064,534      2,170,361<1>       1,726,480
 Schwab Personal Choice Retirement
   Investment Fund                        891,198          891,198        678,760            678,760
 Participant loans                        982,164             -           635,072                -
                                     ------------     ------------   ------------       ------------
 Total other investments               19,937,451       18,175,129     18,312,632         15,606,044
                                     ------------     ------------   ------------       ------------
 Total investments                   $ 25,409,404     $ 27,475,458   $ 33,226,329       $ 22,549,667
                                     ------------     ------------   ------------       ------------
                                     ------------     ------------   ------------       ------------

[FN]
<1> Individual investment represents more than 5% of Plan equity

                         PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                      NOTES TO FINANCIAL STATEMENTS
3.    TAX STATUS

      The Plan obtained its latest determination letter on October 29, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

      The Plan is intended to be a qualified trust under Section 401(a) of the Internal Revenue Code and exempt from federal income taxes under the provisions of Section 501(a). The Plan has a cash and deferred arrangement intended to meet the requirements of Section 401(k). Amounts contributed by the Company or by Plan participants will not be taxed to the participant until the participant receives a distribution or withdraws from the Plan.

4.    SUBSEQUENT EVENT

      Effective September 1, 1998, the Plan has changed their year end to December 31.

     The market price of Parker Drilling Company common stock decreased from $4.00 per share at August 31, 1998 to $3.44 per share at December 9, 1998.

5.    FORM 5500 RECONCILIATION

Amounts reported in the accompanying financial statements are different than the amounts reported in the Plan's August 31, 1998 Form 5500 due to the DOL requirement to recognize accrued payables to participants as a liability:

                                         Financial           Form
                                         Statements          5500
                                         ----------       ----------
     Benefits payable as of
       August 31, 1998                   $      -         $  266,169

     Distributions to participants
       for the Year Ended
       August 31, 1998                   $1,863,972       $2,130,141

                                                   PARKER DRILLING COMPANY
                                                       STOCK BONUS PLAN

                                                 NOTES TO FINANCIAL STATEMENTS
  6.    FUND ALLOCATION

                                                         Participant Directed
                               --------------------------------------------------------------------
                                  Common                                     Benham
                                 Stock of      Twentieth     Twentieth        Prime        Benham
                                  Parker        Century       Century         Money         GNMA
                                 Drilling       Growth         Ultra          Market       Income
                                  Company       Investors    Investors         Fund         Fund
                               ------------   -----------   -----------   -----------   -----------
Net assets available for
 benefits at August 31,
 1997                           $15,049,306   $ 4,506,774   $ 2,616,705   $ 4,160,174   $ 1,257,563

Contributions:
  Employer                        1,181,819           -             -             -             -
  Employee salary reduction         474,987       634,550       658,450       289,327       156,544
Interest and dividend
  income                              2,636       702,838       584,497       210,414        83,803
Net appreciation
  (depreciation) in the
  fair value of investments     (11,101,393)     (227,000)     (458,210)          -          15,524
Distributions to employees         (554,945)     (416,505)     (120,321)     (554,999)      (31,705)
Interfund transfers                 559,242      (667,115)     (387,988)      421,460      (109,814)
                                -----------   -----------   -----------   -----------   -----------
Net assets available for
  benefits at August 31, 1998   $ 5,611,652   $ 4,533,542   $ 2,893,133   $ 4,526,376   $ 1,371,915
                                -----------   -----------   -----------   -----------   -----------
                                -----------   -----------   -----------   -----------   -----------

                                                   PARKER DRILLING COMPANY
                                                       STOCK BONUS PLAN

                                                 NOTES TO FINANCIAL STATEMENTS

                                                        Participant Directed
                               --------------------------------------------------------------------
                                                             Schwab
                                                            Personal
                                  MAS                        Choice
                                 Funds                     Retirement
                              Multi-Asset       Barclays     Account
                                 Class           Equity    Investment     Participant
                               Portfolio         Index        Fund           Loans         Total
                               ------------   -----------   ----------    -----------   -----------
Net assets available for
 benefits at August 31,
 1997                           $ 2,377,755   $ 2,188,004   $ 678,760     $ 635,072     $ 33,470,113

Contributions:
  Employer                              -             -           -             -          1,181,819
  Employee salary reduction         316,859       452,057         -             -          2,982,774
Interest and dividend income        328,395           177         -          73,397        1,986,157
Net appreciation
  (depreciation) in the
  fair value of investments        (284,696)      199,539    (219,644)          -        (12,075,880)
Distributions to employees          (82,456)      (67,226)        -         (35,815)      (1,863,972)
Interfund transfers                (336,093)     (221,284)    432,082       309,510              -
                                -----------   -----------   ---------     ---------     ------------
Net assets available for
  benefits at August 31, 1998   $ 2,319,764   $ 2,551,267   $ 891,198   $   982,164     $ 25,681,011
                                -----------   -----------   ---------     ---------     ------------
                                -----------   -----------   ---------     ---------     ------------

                                                   PARKER DRILLING COMPANY
                                                       STOCK BONUS PLAN

                                                 NOTES TO FINANCIAL STATEMENTS

  6.    FUND ALLOCATION, CONTINUED

                                                        Participant Directed
                               --------------------------------------------------------------------
                                  Common                                     Benham
                                 Stock of      Twentieth     Twentieth        Prime        Benham
                                  Parker        Century       Century         Money         GNMA
                                 Drilling       Growth         Ultra          Market       Income
                                  Company       Investors    Investors         Fund         Fund
                               ------------   -----------   ----------    -----------   -----------
Net assets available for
 benefits at August 31,
 1996                           $ 8,088,024    $3,239,006    $1,495,324    $2,879,239    $1,023,713

Contributions:
  Employer                        1,040,148           -             -             -             -
  Employee salary reduction         541,789       706,204       800,198       450,169       318,963
Interest and dividend
  income                             24,503        65,055       101,072       178,450        83,579
Net appreciation
  (depreciation) in the
  fair value of investments       7,002,400     1,147,917       488,173           -          29,487
Distributions to employees         (534,815)     (155,049)      (33,985)     (358,104)     (267,008)
Interfund transfers              (1,112,743)     (496,359)     (234,077)    1,010,420        68,829
                                -----------   -----------    ----------    ----------    ----------
Net assets available for
  benefits at August 31, 1997   $15,049,306   $ 4,506,774    $2,616,705    $4,160,174    $1,257,563
                                -----------   -----------    ----------    ----------    ----------
                                -----------   -----------    ----------    ----------    ----------

                                             PARKER DRILLING COMPANY
                                                STOCK BONUS PLAN

                                          NOTES TO FINANCIAL STATEMENTS

                                                        Participant Directed
                               --------------------------------------------------------------------
                                                             Schwab
                                                            Personal
                                  MAS                        Choice
                                 Funds                     Retirement
                              Multi-Asset       Barclays     Account
                                 Class           Equity    Investment     Participant
                               Portfolio         Index        Fund           Loans         Total
                               ------------   -----------   ----------    -----------   -----------
Net assets available for
 benefits at August 31,
 1996                           $ 1,876,424    $1,364,957    $    -        $     -       $19,966,687
Contributions:
  Employer                              -            -            -              -         1,040,148
  Employee salary reduction         413,199      604,581          -              -         3,835,103
Interest and dividend
  income                            236,405          226       46,892         32,542         768,724
Net appreciation
  (depreciation) in the
  fair value of investments         219,311      529,665          -               -        9,416,953
Distributions to employees         (128,583)     (39,290)         -           (40,668)    (1,557,502)
Interfund transfers                (239,001)    (272,135)     631,868         643,198            -
                                -----------   -----------   -----------   -----------    -----------
Net assets available for
  benefits at August 31, 1997   $ 2,377,755   $2,188,004    $ 678,760     $   635,072    $33,470,113
                                -----------   -----------   -----------   -----------    -----------
                                -----------   -----------   -----------   -----------    -----------

                              SUPPLEMENTAL SCHEDULES


                                                                          Schedule I
                                                                          ----------

                               PARKER DRILLING COMPANY
                                  STOCK BONUS PLAN


                         Item 27a - SCHEDULE OF ASSETS HELD
                              FOR INVESTMENT PURPOSES

                                  August 31, 1998


   Identity of Issue, Borrower    Interest     Number                      Current
    Lessor, or Similar Party        Rate      of Units         Cost         Value
--------------------------------- --------   ----------    -----------  ------------
Common stock of Parker
  Drilling Company                   -        1,352,669     $ 9,300,329   $5,471,953
                                                            -----------   ----------

Other investments
  Twentieth Century Growth
    Investors                        -          176,677       3,921,180    4,469,923

  Twentieth Century Ultra Investors  -          103,006       3,012,837    2,868,730
  Benham Prime Money Market Fund     -        4,515,373       4,515,373    4,515,373
  Benham GNMA Income Fund            -          127,873       1,343,398    1,366,960
  MAS Funds Multi-Asset Class
    Portfolio                        -          200,206       2,426,609    2,308,379
  Barclays Equity Index              -          111,613       2,064,534    2,534,724
  Schwab Personal Choice Retirement
    Account Investment Fund          -          891,198         891,198      891,198
  Participant Loans                8.5%             -               -        982,164
                                                            -----------  -----------

  Total other investments                                    18,175,129   19,937,451

Total investments                                           $27,475,458  $25,409,404
                                                            -----------  -----------
                                                            -----------  -----------

                                                                                         Schedule II
                                                                                         -----------


                                                PARKER DRILLING COMPANY
                                                   STOCK BONUS PLAN
                                  Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                                        For the Year Ended August 31, 1998

                                                                                       Fair
                                                                                      Value
   Number                                                                           of Assets on   Net Gain
     of         Identity of     Description     Purchase      Selling     Cost of   Transaction    (Loss) on
Transactions      Party          of Assets        Price        Price       Assets       Date          Sale
------------   -------------   --------------   ----------   ----------  ----------  -------------  ---------

     76         Benham Group    Benham Prime
                                 Money Market
                                 Fund           $    -       $2,074,528  $      -      $2,074,528     $   -


     66         Benham Group    Benham Prime
                                 Money Market
                                 Fund            2,232,758          -     2,232,758     2,232,758         -


                                                                     Schedule III
                                                                     ------------

                                 PARKER DRILLING COMPANY
                                    STOCK BONUS PLAN

                   Item 27f - SCHEDULE OF PROHIBITED TRANSACTIONS

                         For the Year Ended August 31, 1998


Identity of Party Involved    Description of the Issue             Amount
--------------------------    ------------------------             ------

Parker Drilling Company       Parker Drilling Company              $41,171
                              was in violation of the
                              DOL's regulation concern-
                              ing the timely remittance
                              of participant contributions
                              to the Plan.

                              Participants' accounts were          $ 8,025
                              credited with the amount of
                              investment income that could
                              have been earned on the
                              investment had the deposit
                              been made on a timely basis.





                                  SIGNATURES


      The Plan.  Pursuant to the requirements of the Securities Exchange Act
      --------
of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereto duly authorized.

                                    PARKER DRILLING COMPANY
                                    STOCK BONUS PLAN



DATE:  February 26, 1999             By   /s/ I. E. Hendrix
                                       --------------------------------------
                                       I. E. Hendrix
                                       Chairman of the Committee,
                                       Treasurer & Vice President of the Company